As filed with the Securities and Exchange Commission on December 1, 2022
Registration No. 333-261252

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-1 ON FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Nextdoor Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	6770	86-1776836
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
420 Taylor Street
San Francisco, California 94102
(415) 344-0333
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Sarah Friar
Chief Executive Officer, President and Chairperson of the Board
420 Taylor Street
San Francisco, California 94102
(415) 344-0333
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Cynthia C. Hess
Ran D. Ben-Tzur
Joshua W. Damm
Fenwick & West LLP
801 California Street
Mountain View, California 94041
(650) 988-8500

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(d) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
The information included in this filing amends the Registration Statement and the prospectus contained therein. No additional securities are being registered under this Post-Effective Amendment No. 2. All applicable registration fees were paid at the time of the original filing of the Registration Statement on November 22, 2021.

EXPLANATORY NOTE
On November 22, 2021, Nextdoor Holdings, Inc. (“Nextdoor Holdings”) filed a Registration Statement on Form S-1 (File No. 333-261252), which was declared effective on December 1, 2021 (the “Prior Registration Statement”). On March 15, 2022, Nextdoor Holdings filed a Post-Effective Amendment No. 1 to the Prior Registration Statement, which was declared effective on March 18, 2022, as amended, covering (A) the issuance by Nextdoor Holdings of an aggregate of up to 232,826,486 shares of Class A common stock, par value $0.0001 per share (the “Class A common stock”), consisting of (i) up to 27,000,000 shares of Class A common stock (the “PIPE Shares”) issued in a private placement pursuant to subscription agreements each entered into on July 6, 2021 (the “PIPE Investment”); (ii) up to 200,286,400 shares of Class A common stock (including shares of Class A common stock issuable on conversion of shares of Class B common stock, par value $0.0001 per share (the “Class B common stock”)), including shares being registered pursuant to that certain Amended and Restated Registration Rights Agreement, dated November 5, 2021, between Nextdoor Holdings and certain of the Selling Stockholders (as defined below) granting such holders registration rights with respect to such shares; and (iii) up to 5,540,086 shares of Class A common stock (including shares of Class A common stock issuable on conversion of shares of Class B common stock) issued or issuable to certain former stockholders and equity award holders of Nextdoor, Inc. in connection with or as a result of the consummation of the Business Combination (as defined below), consisting of (a) 459,321 shares of Class A common stock and (b) 5,080,765 shares of Class A common stock issuable upon conversion following the exercise or settlement of certain stock options and restricted stock units for shares of Class B common stock.
This Post-Effective Amendment No. 2 does not register any additional securities and relates solely to securities registered previously. This Post-Effective Amendment No. 2 is being filed to (i) convert the Prior Registration Statement into a registration statement on Form S-3 and (ii) to update certain information regarding the securities being offered pursuant to the prospectus contained herein. All filing fees payable in connection with the registration of the securities were previously paid in connection with the original filing of the Prior Registration Statement.

The information in this preliminary prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED DECEMBER 1, 2022
PRELIMINARY PROSPECTUS
Nextdoor Holdings, Inc.
Up to 206,159,498 Shares of Class A Common Stock
This prospectus relates to the offer and sale from time to time by the selling stockholders named in this prospectus (the “Selling Stockholders”) of up to 206,159,498 shares of Class A common stock, par value $0.0001 per share (the “Class A common stock”), consisting of (i) up to 9,810,000 shares of Class A common stock (the “PIPE Shares”) issued in a private placement pursuant to subscription agreements each entered into on July 6, 2021 (the “PIPE Investment”); (ii) up to 190,809,414 shares of Class A common stock (including shares of Class A common stock issuable on conversion of shares of Class B common stock, par value $0.0001 per share (the “Class B common stock”)), including shares being registered pursuant to that certain Amended and Restated Registration Rights Agreement, dated November 5, 2021, between us and certain of the Selling Stockholders granting such holders registration rights with respect to such shares; and (iii) up to 5,540,084 shares of our Class A common stock (including shares of Class A common stock issuable on conversion of shares of Class B common stock) issued or issuable to certain former stockholders and equity award holders of Nextdoor, Inc. in connection with or as a result of the consummation of the Business Combination (as defined below), consisting of (a) 459,321 shares of Class A common stock and (b) 5,080,763 shares of Class A common stock issuable upon conversion following the exercise or settlement of certain stock options and restricted stock units for shares of Class B common stock.
On November 5, 2021 (the “Closing Date”), we consummated the transactions contemplated by that certain Agreement and Plan of Merger, dated as of July 6, 2021, as amended on September 30, 2021 (the “Merger Agreement”), by and among Khosla Ventures Acquisition Co. II (“KVSB” and, after the consummation of the Business Combination, “Nextdoor Holdings”), Lorelei Merger Sub Inc. (“Merger Sub”) and Nextdoor, Inc. (“Nextdoor”). As contemplated by the Merger Agreement, on the Closing Date, Merger Sub was merged with and into Nextdoor, with Nextdoor surviving the merger (the “Surviving Corporation”) as a wholly-owned subsidiary of KVSB (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, including the PIPE Investment, the “Business Combination” or “Transactions”). In connection with the consummation of the Business Combination, we changed our name to “Nextdoor Holdings, Inc.”
The Selling Stockholders may offer, sell or distribute all or a portion of the Class A common stock hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the shares of our Class A common stock. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Stockholders will bear all commissions and discounts, if any, attributable to their sale of shares of our Class A common stock. See “Plan of Distribution” beginning on page 17 of this prospectus.
Our Class A common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “KIND.” On November 30, 2022, the last reported sales price of our Class A common stock was $2.25 per share.
We are currently an “emerging growth company” and a “smaller reporting company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company and a smaller reporting company.
Investing in our securities involves risks. See the section entitled “Risk Factors” beginning on page 3 of this prospectus to read about factors you should consider before buying our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is          , 2022

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using the “shelf” registration process. Under the shelf registration process, the Selling Stockholders may, from time to time, sell or otherwise distribute the shares of Class A common stock offered by them as described in the section titled “Plan of Distribution” in this prospectus. We will not receive any proceeds from the sale by such Selling Stockholders of the shares of Class A common stock offered by them described in this prospectus.
Neither we nor the Selling Stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in, or incorporated by reference into, this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Stockholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Stockholders will make an offer to sell these securities in any jurisdiction where such offer or sale is not permitted. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. You should assume that the information appearing in or incorporated by reference into this prospectus or any prospectus supplement is accurate as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
For investors outside of the United States: Neither we nor the Selling Stockholders, have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.
The Selling Stockholders and their permitted transferees may use this shelf registration statement to sell securities from time to time through any means described in the section titled “Plan of Distribution.” More specific terms of any securities that the Selling Stockholders and their permitted transferees offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering.
We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should read both this prospectus, any applicable prospectus supplement or post-effective amendment to the registration statement and any related free writing prospectus together with the additional information to which we refer you in the sections of this prospectus titled “Where You Can Find More Information” and “Incorporation by Reference.”
On November 5, 2021, Nextdoor, KVSB and Merger Sub consummated the closing of the transactions contemplated by the Merger Agreement, following the approval by written consent of stockholders of Nextdoor on October 22, 2021. Pursuant to the terms of the Merger Agreement, a business combination of Nextdoor and KVSB was effected by the merger of Merger Sub with and into Nextdoor, with Nextdoor surviving the Merger as a wholly owned subsidiary of KVSB. Following the consummation of the Merger on the Closing Date, KVSB changed its name from Khosla Ventures Acquisition Co. II to Nextdoor Holdings, Inc.
Unless the context otherwise requires, references in this prospectus to:
•“KVSB” refer to Khosla Ventures Acquisition Co. II, a Delaware corporation, prior to the Closing (as defined below);
i

•“Nextdoor Holdings” refer to Nextdoor Holdings, Inc., a Delaware corporation (f/k/a Khosla Ventures Acquisition Co. II, a Delaware corporation), and its consolidated subsidiaries following the Closing;
•“Nextdoor” refers to Nextdoor Holdings following the Closing and to Nextdoor, Inc. prior to the Closing; and
•“we,” “us,” and “our” or the “Company” refer to Nextdoor Holdings following the Closing and to Nextdoor prior to the Closing.
This prospectus contains or incorporates by reference summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information” and “Incorporation by Reference.”
This document contains or incorporates by reference documents containing references to trademarks, service marks and trade names owned by us or belonging to other entities. Solely for convenience, trademarks, service marks and trade names referred to in this document may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we or the applicable licensor will not assert, to the fullest extent under applicable law, our or its rights to these trademarks, service marks and trade names. Nextdoor Holdings does not intend its use or display of other companies’ trademarks, service marks or trade names to imply a relationship with, or endorsement or sponsorship of it by, any other companies. All trademarks, service marks and trade names included in this document are the property of their respective owners.

SELECTED DEFINITIONS
Unless otherwise stated in this prospectus or the context otherwise requires, reference to:
“Board” means the board of directors of Nextdoor Holdings.
“Bylaws” means the amended and restated bylaws of Nextdoor Holdings.
“Business Combination” or “Transactions” means the transactions contemplated by the Merger Agreement, including the Merger and the PIPE Investment.
“common stock” means the shares of Class A common stock and Class B common stock of Nextdoor Holdings.
“Certificate of Incorporation” means the amended and restated certificate of incorporation of Nextdoor Holdings.
“Class A common stock” means the shares of Class A common stock, par value $0.0001 per share, of Nextdoor Holdings.
“Class B common stock” means the shares of Class B common stock, par value $0.0001 per share, of Nextdoor Holdings.
“Closing” means the closing of the Business Combination.
“Closing Date” means November 5, 2021.
“Company” means Nextdoor Holdings following the Closing and to Nextdoor prior to the Closing.
“DGCL” means the General Corporation Law of the State of Delaware.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Founder Shares” means the 5,000,000 shares of KVSB Class B common stock and 5,000,000 shares of KVSB Class K common stock issued to the Sponsor in a private placement prior to KVSB’s IPO, which were converted into an aggregate of 10,408,603 shares of Class A common stock pursuant to the Business Combination.
“IPO” means KVSB’s initial public offering, consummated on March 26, 2021, of 41,634,412 shares of KVSB Class A common stock at $10.00 per share (including partial exercise of the underwriters’ option to purchase additional shares).
“KVSB Class A common stock” means the shares of Class A common stock, par value $0.0001 per share, of KVSB, which became shares of Class A common stock in connection with the Closing.
“KVSB Class B common stock” means the shares of Class B common stock, par value $0.0001 per share, of KVSB, which automatically converted into 7,347,249 shares of Class A common stock in connection with the Closing.
“KVSB Class K common stock” means the shares of Class K common stock, par value $0.0001 per share, of KVSB, which automatically converted into 3,061,354 shares of Class A common stock in connection with the Closing.
“Merger” means the merger contemplated by the Merger Agreement, whereby Merger Sub merged with and into Nextdoor, with Nextdoor surviving the merger as a wholly owned subsidiary of the Company on the Closing Date.
“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of July 6, 2021, by and among Khosla Ventures Acquisition Co. II, Nextdoor, Inc. and Lorelei Merger Sub Inc., as amended by Amendment No. 1 to Amendment and Plan of Merger, dated as of September 30, 2021.

“Merger Sub” means Lorelei Merger Sub Inc., a Delaware corporation.
“NYSE” means the New York Stock Exchange.
“PIPE Investment” means the private placement pursuant to which the PIPE Investors collectively subscribed for 27,000,000 shares of our Class A common stock at $10.00 per share, for an aggregate purchase price of $270,000,000, on the Closing.
“PIPE Investors” means certain individuals and institutional investors that invested in the PIPE Investment.
“PIPE Shares” means the 9,810,000 remaining shares of our Class A common stock issued in the PIPE Investment.
“Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement, dated November 5, 2021, by and among Nextdoor Holdings, the Sponsor and certain other former stockholders of Nextdoor.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Selling Stockholders” means the selling stockholders named in this prospectus.
“Sponsor” means Khosla Ventures SPAC Sponsor II LLC, a Delaware limited liability company.
“Subscription Agreements” means, collectively, those certain subscription agreements, entered into on July 6, 2021, between the Company and the PIPE Investors.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein, may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, including those relating to the Business Combination. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “can,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements may include, for example, statements about:
•our anticipated growth, including our ability to scale new neighbor growth, our ability to grow engagement by our existing neighbor base and our ability to increase monetization of our platform;
•our ability to scale our business and monetization efforts;
•our ability to expand our business operations abroad by opening new and expanding within existing neighborhoods outside of the United States;
•our ability to respond to general economic conditions;
•our ability to manage growth effectively;
•our ability to achieve and maintain profitability in the future;
•our ability to access sources of capital to finance operations and growth;
•the success of strategic relationships with third parties;
•our ability to maintain the listing of our Class A common stock on the NYSE;
•changes in applicable laws or regulations, both within and outside of the United States;
•the impact of the regulatory environment and complexities with compliance related to such environment;
•the inability to develop and maintain effective internal controls;
•the impact on our business as a result of interruptions, delays, or failures resulting from earthquakes, fires, floods, adverse weather conditions, other natural disasters, power loss, terrorism, pandemics, geopolitical conflict (including the war in Ukraine), other physical security threats, cyber-attacks, or other catastrophic events;
•our ability to raise financing in the future;
•our success in retaining or recruiting, or changes required in, our officers, key employees or directors;
•our financial performance;
•the political, economic, and macroeconomic climate, whether in the advertising industry in general, or among specific types of advertisers or within particular geographies, including but not limited to the impacts related to labor shortages, supply chain disruptions, a potential recession, inflation, and rising interest rates;
•the effect of the ongoing COVID-19 pandemic on the foregoing; and
•other factors detailed under the section entitled “Risk Factors.”
v

The forward-looking statements contained in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the section entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. There may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

PROSPECTUS SUMMARY
The following summary highlights information contained in greater details elsewhere in this prospectus or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus, including the information set forth under the heading “Risk Factors” and in the documents incorporated by reference into this prospectus, along with our consolidated financial statements and related notes incorporated by reference in this prospectus. See also the sections titled “Where You Can Find More Information” and “Incorporation by Reference.”
Overview
At Nextdoor, our purpose is to cultivate a kinder world where everyone has a neighborhood they can rely on. Neighbors around the world turn to Nextdoor to receive trusted information, give and get help, get things done, and build real world connections with those nearby — neighbors, businesses, and public services. By fostering these connections, both online and in the real world, Nextdoor builds stronger, more vibrant, and more resilient neighborhoods. As of September 30, 2022, Nextdoor was in more than 300,000 neighborhoods around the world and in 1 in 3 households in the United States, and we reached over 75 million global Verified Neighbors.
Nextdoor began in the United States, and as of September 30, 2022, our platform was available in 11 countries. Beyond the United States, Nextdoor supports neighborhoods in the United Kingdom, Canada, Australia, Netherlands, France, Spain, Italy, Germany, Sweden, and Denmark. In the United Kingdom, as of September 30, 2022, Nextdoor was in 1 in 4 households, and 1 in 3 households in London. We intend to expand our neighbor footprint globally and to increasingly become a weekly use case for neighbors.
Corporate Information
We were initially a blank check or special purpose acquisition company called KVSB, incorporated in Delaware on January 29, 2021, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities. On the Closing Date, KVSB consummated the transactions contemplated by the Merger Agreement, by and among KVSB, Lorelei Merger Sub and Nextdoor, with Nextdoor surviving as a wholly owned subsidiary of KVSB. Nextdoor was incorporated in Delaware on December 4, 2007. Following the consummation of the Business Combination on the Closing Date, KVSB changed its name from Khosla Ventures Acquisition Co. II to Nextdoor Holdings, Inc.
Our principal executive offices are located at 420 Taylor Street, San Francisco, California 94012 and our telephone number is (415) 344-0333. Our website address is https://www.nextdoor.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into, and is not a part of, this prospectus. Investors should not rely on any such information in deciding whether to purchase our Class A common stock.

THE OFFERING

Issuer	Nextdoor Holdings, Inc.

Shares of Class A common stock offered by the Selling Stockholders
Up to 206,159,498 shares, consisting of:
•up to 9,810,000 PIPE Shares;
•up to 190,809,414 shares of Class A common stock (including shares of Class A common stock issuable on conversion of shares of Class B common stock), including certain shares being registered pursuant to the Registration Rights Agreement; and
•up to 5,540,084 shares of Class A common stock (including shares of Class A common stock issuable on conversion of Class B common stock) issued or issuable to certain former stockholders and equity award holders of Nextdoor in connection with or as a result of the consummation of the Business Combination, consisting of (a) 459,321 shares of Class A common stock and (b) 5,080,763 shares of Class A common stock issuable upon conversion following the exercise or settlement of certain stock options and restricted stock units for shares of Class B common stock.

Shares of Class A common stock outstanding as of November 15, 2022	151,262,200 shares

Shares of Class B common stock outstanding as of November 15, 2022	218,512,457 shares

Terms of the offering	The Selling Stockholders will determine when and how they will dispose of the shares of Class A common stock registered under this prospectus for resale.

Use of proceeds	We will not receive any proceeds from the sale of shares of Class A common stock by the Selling Stockholders.

NYSE trading symbol	Our Class A common stock is listed on the NYSE under the symbol “KIND.”

Risk factors	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

RISK FACTORS
Investing in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risk factors incorporated by reference into this prospectus, including under the section titled “Risk Factors” in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as well as any prospectus supplement to this prospectus, and the other information contained in or incorporated by reference into this prospectus. See “Where You Can Find More Information” and “Incorporation by Reference.” The risks and uncertainties described in the documents we incorporate by reference are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks or uncertainties actually occur, they could materially and adversely affect our business, results of operations, financial condition and prospects, which in turn could materially and adversely affect the price of our securities and might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS
All of the shares of Class A common stock offered by the Selling Stockholders pursuant to this prospectus will be sold by the Selling Stockholders for their respective accounts. We will not receive any of the proceeds from these sales.
The Selling Stockholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the shares of Class A common stock covered by this prospectus, including all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

SELLING STOCKHOLDERS
The Selling Stockholders may offer and sell, from time to time, any or all of the shares of Class A common stock (including upon conversion of Class B common stock) being offered for resale by this prospectus, which consists of:
•up to 9,810,000 PIPE Shares;
•up to 190,809,414 shares of Class A common stock (including shares of Class A common stock issuable on conversion of shares of Class B common stock), pursuant to the Registration Rights Agreement; and
•up to 5,540,084 shares of Class A common stock (including shares of Class A common stock issuable on conversion of shares of Class B common stock) issued or issuable to certain former stockholders and equity award holders of Nextdoor in connection with or as a result of the consummation of the Business Combination, consisting of:
◦up to 459,321 shares of Class A common stock; and
◦up to 5,080,763 shares of Class A common stock issuable upon conversion following the exercise or settlement of certain stock options and restricted stock units for shares of Class B common stock.
The term “Selling Stockholders” includes the stockholders listed in the tables below and their permitted transferees, including, but not limited to, pledgees, donees, transferees, assignees, or other successors-in-interest, and others who later come to hold any of the Selling Stockholders’ interest in the shares of Class A common stock in accordance with the terms of the applicable agreements governing their respective registration rights, other than through public sale.
Except as set forth in the footnotes below, the following table sets forth, based on written representations from the Selling Stockholders, certain information as of the date hereof regarding the beneficial ownership of our common stock by the Selling Stockholders and the shares of Class A common stock (including upon conversion of Class B common stock) being offered by the Selling Stockholders. Information with respect to shares of common stock owned beneficially after the offering assumes the sale of all of the shares of Class A common stock (including upon conversion of Class B common stock) registered hereby.
The following tables provide, as of the date of this prospectus, certain information regarding the beneficial ownership of our Class A common stock and Class B common stock of each Selling Stockholder, the number of shares of Class A common stock (including upon conversion of Class B common stock) that may be sold by each Selling Stockholder under this prospectus and that each Selling Stockholder will beneficially own after this offering.
Because each Selling Stockholder may dispose of all, none or some portion of their shares of common stock, no estimate can be given as to the number of shares of common stock that will be beneficially owned by a Selling Stockholder upon termination of this offering. For purposes of the tables below, however, we have assumed that after termination of this offering, none of the shares of Class A common stock covered by this prospectus will be beneficially owned by the Selling Stockholders and further assumed that the Selling Stockholders will not acquire beneficial ownership of any additional shares of common stock during the offering. In addition, the Selling Stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, shares of our common stock in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the tables is presented. The Selling Stockholders have not, nor have they within the past three years had, any position, office, or other material relationship with us, other than as disclosed in this prospectus.
We may amend or supplement this prospectus from time to time in the future to update or change this Selling Stockholders list and the securities that may be resold.

Please see the section titled “Plan of Distribution” for further information regarding the Selling Stockholders’ method of distributing these shares.

	Shares Beneficially Owned Prior to this Offering		Shares of Class A Common Stock Registered for Sale in this Offering	Shares Beneficially Owned after this Offering
Name	Class A Common Stock	Class B Common Stock		Class A Common Stock	Class B Common Stock
Andrea Wishom(1)	—	229,820	229,820	—	—
ARK PIPE Fund I LLC(2)	1,500,000	—	1,500,000	—	—
BOND Capital Fund, L.P.(3)	1,398,371	6,957,234	6,957,234	1,398,371	—
David Sze(4)	12,130,572	21,196,977	21,196,977	12,130,572	—
Dragoneer Global Fund II, L.P.(5)	2,000,000	—	2,000,000	—	—
Entities affiliated with Benchmark(6)	—	52,649,930	52,649,930	—	—
Entities affiliated with Greylock(7)	12,130,572	21,196,977	21,196,977	12,130,572	—
Entities affiliated with ION(8)	1,200,000	—	310,000	890,000	—
Entities affiliated with Kaiser(9)	750,000	—	750,000	—	—
Entities affiliated with Khosla Ventures(10)	2,796,453	8,580	2,805,033	—	—
Entities affiliated with Riverwood Capital(11)	—	6,855,649	6,855,649	—	—
Heidi Andersen(12)	2,500	1,478,306	1,478,306	2,500	—
J. William Gurley(13)	—	52,649,930	52,649,930	—	—
Jason Pressman (14)	151,088	27,360,232	27,360,232	151,088	—
John Hope Bryant(15)	—	229,820	229,820	—	—
John Orta(16)	563,923	607,750	1,171,673	—	—
Leslie Kilgore(17)	—	720,332	720,332	—	—
Mary Meeker(18)	1,398,371	6,957,234	6,957,234	1,398,371	—
Michael Doyle(19)	2,500	2,430,465	2,430,465	2,500	—
Nirav Tolia(20)	—	33,074,393	33,074,393	—	—
Prakash Janakiraman(21)	—	9,972,500	9,972,500	—	—
Sarah Friar(22)	502,500	18,786,659	19,286,659	2,500	—
Sarah Leary(23)	—	11,180,475	11,180,475	—	—
Shasta Ventures II, L.P.(24)	—	27,360,232	27,360,232	—	—
SMALLCAP World Fund, Inc.(25)	8,697,393	—	4,000,000	4,697,393	—
__________________
(1)Shares registered for sale hereby consist of 229,820 shares of Class A common stock issuable upon the conversion of 229,820 shares underlying options to purchase shares of Class B common stock.
(2)Shares registered for sale hereby consist of 1,500,000 PIPE Shares. Eldridge Industries, LLC has voting and/or investment control over the shares held by ARK PIPE Fund I LLC.
(3)Shares registered for sale hereby consist of shares of 6,957,234 shares of Class A common stock issuable upon the conversion of 6,957,234 shares of Class B common stock held in the name of BOND Capital Fund, L.P., as nominee, for the account of BOND Capital Fund, L.P. and BOND Capital Founders Fund, L.P. (together, the “BOND Funds”). Daegwon Chae, Juliet de Baubigny, Noah Knauf, Mary Meeker, Mood Rowghani, Jay Simons, and Paul Vronsky are managing members of BOND Capital Associates, LLC, the general partner of the BOND Funds, and share voting and dispositive power over the shares held for the account of the BOND Funds. The address of each of these entities is 100 The Embarcadero, San Francisco, California 94105.
(4)Consists of shares held by GDFII, GDF, Greylock XIII, Greylock XIII Principals and Greylock XIII-A, respectively, identified in footnote (7) below. GDF is owned in full by Greylock XIII. Greylock XIII GP is the general partner of each of Greylock XIII and Greylock XIII-A. Mr. Sze is a managing member of Greylock XIII GP and Greylock Principals and shares voting and dispositive power over the shares held by each of GDFII, GDF, Greylock XIII, Greylock XIII Principals and Greylock XIII-A.
(5)Shares registered for sale hereby consist of 2,000,000 PIPE Shares. The registered investment adviser for Dragoneer Global Fund II, L.P. (the “Selling Stockholder”) is Dragoneer Investment Group, LLC (“Dragoneer Adviser”). Cardinal DIG CC, LLC (“Cardinal” and together with the Selling Stockholder and Dragoneer Adviser, the “Dragoneer Entities”) is the managing member of Dragoneer Adviser. Marc Stad is the sole managing member of Cardinal. By virtue of these relationships, Marc Stad and each of the Dragoneer Entities may be deemed to share voting and dispositive power with respect to the common stock held by the Selling Stockholder. The address for Mr. Stad and each of the Dragoneer Entities is 1 Letterman Drive, Building D M-500, San Francisco, California 94129.
(6)Shares registered for sale hereby consist of (i) 50,364,713 shares of Class A common stock issuable upon the conversion of 50,364,713 shares of Class B common stock held by Benchmark Capital Partners VI, L.P. (“Benchmark VI”), for itself and as nominee for Benchmark Founders’ Fund VI, L.P. (“BFF VI”), Benchmark Founders’ Fund VI-B, L.P. (“BFF VI-B”) and related persons, and (ii) 2,285,217 shares of Class A common stock issuable upon the conversion of 2,285,217 shares of Class B common stock held by Benchmark Capital Partners VIII, L.P. (“Benchmark VIII”), for itself and as nominee for Benchmark Founders’ Fund VIII, L.P. (“BFF VIII”) and Benchmark Founders’ Fund VIII-B, L.P. (“BFF VIII-B”). Benchmark Capital Management Co. VI, L.L.C. (“BCM VI”) is the general partner of Benchmark VI, BFF VI and BFF VI-B, and may be deemed to have sole voting and investment power over shares held by Benchmark VI. Alexandre Balkanski, Matthew R. Cohler, Bruce W. Dunlevie, Peter H. Fenton, J. William Gurley, who is a member of our Board, Kevin R. Harvey, Robert C. Kagle and Mitchell H. Lasky are the managing members of BCM VI. Benchmark Capital Management Co. VIII, L.L.C. (“BCM VIII”) is the general partner of Benchmark VIII, BFF VIII and BFF VIII-B, and may be deemed to have sole voting and investment power over shares held by Benchmark VIII. Matthew R. Cohler, Peter H. Fenton, J. William Gurley, An-Yen Hu, Mitchell H. Lasky, Chetan Puttagunta, Sarah E. Tavel and Eric Vishria are the managing members of BCM VIII. The principal business address for the Benchmark entities is 2965 Woodside Road, Woodside, California 94062.
(7)Shares registered for sale hereby consist of (i) 14,661 shares of Class A common stock issuable upon the conversion of 14,661 shares of Class B common stock held by Greylock Discovery Fund II LLC (“GDFII”), (ii) 8,490 shares of Class A common stock issuable upon the conversion of 8,490 shares of Class B common stock held by Greylock Discovery Fund LLC (“GDF”), (iii) 18,871,388 shares of Class A common stock issuable upon the conversion of 18,871,388 shares of Class B common stock held by Greylock XIII Limited Partnership (“Greylock XIII”), (iv) 603,453 shares of Class A common stock issuable upon the conversion of 603,453 shares of Class B common stock held by Greylock XIII Principals LLC (“Greylock XIII Principals”), and (v) 1,698,985 shares of Class A common stock issuable upon the conversion of 1,698,985 shares of Class B common stock held by Greylock XIII-A Limited Partnership (“Greylock XIII-A”). GDF is owned in full by Greylock XIII. Greylock XIII GP LLC (“Greylock XIII GP”) is the general partner of Greylock XIII and Greylock XIII-A, and may be deemed to beneficially own the shares of stock held directly by GDF, Greylock XIII and Greylock XIII-A. William W. Helman, Aneel Bhusri, Donald A. Sullivan and David Sze, who is a member of our Board, are the managing members of Greylock XIII GP and Greylock XIII Principals, and each of them may be deemed to hold shared voting and dispositive power over shares held by GDF, Greylock XIII, Greylock XIII Principals and Greylock XIII-A. GDFII is owned in full by Greylock XIV Limited Partnership (“Greylock XIV”). Greylock XIV GP LLC (“Greylock XIV GP”) is the general partner of Greylock XIV and may be deemed to beneficially own the shares of stock held directly by GDFII. William W. Helman, Aneel Bhusri, Reid Hoffman, Donald A. Sullivan and David Sze, who is a member of our Board, are the managing members of Greylock XIV GP and each of them may be deemed to hold shared voting and dispositive power over shares held by GDFII. The address for the Greylock entities is 2550 Sand Hill Road Menlo Park, California 94025.
(8)Shares registered for sale hereby consist of 310,000 PIPE Shares held by ION Tech Fund LP. ION Tech Ltd is the Investment Manager of ION Tech Fund LP. Stephen Levey and Jonathan Half are the controlling persons of ION Tech Ltd. The address for the ION entities is Ugland House Grand Cayman KY1-1104, Cayman Islands.
(9)Shares registered for sale hereby consist of (i) 250,000 PIPE Shares held by Kaiser Foundation Hospitals and (ii) 500,000 PIPE Shares held by Kaiser Permanente Group Trust. The address for Kaiser Foundation Hospitals and Kaiser Permanente Group Trust is One Kaiser Plaza, The Ordway Building, Oakland, California 94612.
(10)Shares registered for sale hereby consist of (i) 2,046,453 shares of Class A common stock held by Khosla Ventures SPAC Sponsor II (“Sponsor”), (ii) 750,000 PIPE Shares held by Khosla Ventures Opportunity I, L.P. (“KV Opp”), (iii) 8,121 shares of Class A common stock issuable upon the conversion of 8,121 shares of Class B common stock held by Khosla Ventures Seed B, L.P. (“KV Seed B”) and (iv) 459 shares of Class A common stock issuable upon the conversion of 459 shares of Class B common stock held by Khosla Ventures Seed B (CF), L.P (“KV Seed B CF”). Khosla Ventures SPAC Sponsor Services LLC is the owner of Sponsor. VK Services, LLC (“VK Services”) and SK SPAC Services, LLC are the joint owners of Khosla Ventures SPAC Sponsor Services LLC. Khosla Ventures Opportunity Associates I, LLC (“KVA Opp”) is the general partner of KV Opp. Khosla Ventures Seed Associated B, LLC (“KVA Seed B”) is the general partner of KV Seed B and KV Seed B CF. Vinod Khosla is the managing member of VK Services, which is the sole manager of KVA Opp and KVA Seed B. Vinod Khosla and Samir Kaul are the managing members of VK Services and SK SPAC Services, LLC, respectively. As such, each of KVA Opp, KVA Seed B, VK Services, SK SPAC Services, LLC and Messrs. Khosla and Kaul may be deemed to share beneficial ownership of the shares held directly by Sponsor, KV Opp, KV Seed B and KV Seed B CF. Each of KVA Opp, KVA Seed B, VK Services, SK SPAC Services, LLC and Messrs. Khosla and Kaul disclaim any beneficial ownership of such shares other than to the extent of their pecuniary interest therein. The business address of each of the entities or individuals named above is c/o Khosla Ventures Acquisition Co. II, 2128 Sand Hill Road, Menlo Park, California 94025.
(11)Shares registered for sale hereby consist of (i) 5,433,819 shares of Class A common stock issuable upon the conversion of 5,433,819 shares of Class B common stock held by Riverwood Capital Partners II L.P. and (ii) 1,421,830 shares of Class A common stock issuable upon the conversion of 1,421,830 shares of Class B common stock held by Riverwood Capital Partners II (Parallel-B) L.P. (collectively, the “Riverwood Entities”), whose general partner is Riverwood Capital II L.P. Riverwood Capital GP II Ltd. is the general partner of Riverwood Capital II L.P. Riverwood Capital GP II Ltd. and Riverwood Capital II L.P. may be deemed to have shared voting and dispositive power over, and be deemed to be indirect beneficial owners of, shares directly held by the Riverwood Entities. All investment decisions with respect to the shares held by the Riverwood Entities are made by a majority vote of an investment committee comprised Francisco Alvarez-Demalde, Jeffrey Parks, Thomas Smach, and Christopher Varelas. All voting decisions over the shares held by the Riverwood Entities are made by a majority vote of Riverwood Capital GP II Ltd.’s eleven shareholders. Christopher Varelas disclaims beneficial ownership with respect to the shares held by the Riverwood Entities except to the extent of his pecuniary interest therein. No single person controls investment or voting decisions with respect to the shares held by the Riverwood Entities. The address for the Riverwood Entities is 70 Willow Road, Suite 100, Menlo Park, California 94025.
(12)Shares registered for sale hereby consist of 1,478,306 shares of Class A common stock issuable upon the conversion of 1,478,306 shares underlying options to purchase shares of Class B common stock.
(13)Shares registered for sale hereby consist of shares held by Benchmark VI and Benchmark VIII, respectively, identified in footnote (6) above.

(14)Shares registered for sale hereby consist of held by Shasta Ventures II, L.P identified in footnote (24) below.
(15)Shares registered for sale hereby consist of 162,789 shares of Class A common stock issuable upon the conversion of 162,789 shares underlying options to purchase shares of Class B common stock and 67,031 shares of Class A common stock issuable upon the conversion of 67,031 shares of Class B common stock.
(16)Shares registered for sale hereby consist of 563,923 shares of Class A common stock and 607,750 shares of Class A common stock issuable upon the conversion of 607,750 shares underlying options to purchase shares of Class B common stock.
(17)Shares registered for sale hereby consist of (i) 106,577 shares of Class A common stock issuable upon the conversion of 106,577 shares of Class B common stock held by JLK Revocable Trust dtd October 13, 2003 and (ii) 613,758 shares of Class A common stock issuable upon the conversion of 613,758 shares of Class B common stock held by The JLK Family Legacy Trust.
(18)Shares registered for sale hereby consist of shares held by BOND Capital Fund L.P. identified in footnote (3) above.
(19)Shares registered for sale hereby consist of 2,387,577 shares of Class A common stock issuable upon the conversion of 2,387,577 shares underlying options to purchase shares of Class B common stock and 42,888 shares of Class A common stock issuable upon the conversion of 42,888 shares of Class B common stock.
(20)Shares registered for sale hereby consist of (i) 24,185,310 shares of Class A common stock issuable upon the conversion of 24,185,310 shares of Class B common stock held by Nirav Tolia, (ii) 5,072,124 shares of Class A common stock issuable upon the conversion of 5,072,124 shares underlying options to purchase shares of Class B common stock (iii) 1,263,840 shares of Class A common stock issuable upon the conversion of 1,263,840 shares of Class B common stock held by Megha Tolia, (iv) 155,284 shares of Class A common stock issuable upon the conversion of 155,284 shares of Class B common stock held by Nalin Tolia, (v) 2,077,897 shares of Class A common stock issuable upon the conversion of 2,077,897 shares of Class B common stock held by Nalin Tolia, as Trustee of the Tolia Family Children’s Trust dated March 13, 2014 and (vi) 319,938 shares of Class A common stock issuable upon the conversion of 319,938 shares of Class B common stock held by Nalin Tolia, as Trustee of the Tolia Family Trust dated June 30, 2008.
(21)Shares registered for sale hereby consist of 9,445,371 shares of Class A common stock issuable upon the conversion of 9,445,371 shares of Class B common stock and 527,129 shares of Class A common stock issuable upon the conversion of 527,129 shares underlying options to purchase shares of Class B common stock.
(22)Shares registered for sale hereby consist of (i) 10,881,278 shares of Class A common stock issuable upon the conversion of 10,881,278 shares of Class B common stock held by Sarah Friar, (ii) 2,549,423 shares of Class A common stock issuable upon the conversion of 2,549,423 shares of Class B common stock held by Sarah Friar 2019 NXTDR Grantor Retained Annuity Trust dated November 20, 2019, (iii) 500,000 PIPE Shares held by the David Riley & Sarah Friar Revocable Trust, and (iv) 5,355,958 shares of Class A common stock issuable upon the conversion of 5,355,958 shares underlying options to purchase Class B common stock.
(23)Shares registered for sale hereby consist of 11,180,475 shares of Class A common stock issuable upon the conversion of 11,180,475 shares of Class B common stock.
(24)Shares registered for sale hereby consist of 27,360,232 shares of Class A common stock issuable upon the conversion of 27,360,232 shares of Class B common stock held by Shasta Ventures II, L.P (“Shasta Ventures II”). Shasta Ventures II GP, LLC (“SVII GP”) is the general partner of Shasta Ventures II. Voting and dispositive decisions with respect to the shares held by Shasta Ventures II are made collectively by the managing members of SVII GP: Jason Pressman, who is a member of our Board, Robert Coneybeer, Tod Francis and Ravi Mohan. The address for the Shasta Ventures II is 2440 Sand Hill Road, Suite 300, Menlo Park, California 94025.
(25)Shares registered for sale hereby consist of 4,000,000 PIPE Shares. Capital Research and Management Company, or CRMC, is the investment adviser for SMALLCAP World Fund, Inc. CRMC and/or Capital World Investors, or CWI, may be deemed to be the beneficial owner of the securities held by SMALLCAP World Fund, Inc.; however, each of CRMC and CWI expressly disclaims that it is the beneficial owner of such securities. Julian N. Abdey, Michael Beckwith, Peter Eliot, Brady L. Enright, Bradford F. Freer, Leo Hee, Roz Hongsaranagon, Jonathan Knowles, Harold H. La, Shlok Melwani, Dimitrije M. Mitrinovic, Aidan O'Connell, Samir Parekh, Andraz Razen, Renaud H. Samyn, Arun Swaminathan, Thatcher Thompson and Gregory W. Wendt, as portfolio managers, have voting and investment power over the securities held by SMALLCAP World Fund, Inc. The address of SMALLCAP World Fund, Inc is 333 S. Hope Street, 55th Floor, Los Angeles, California 90071.
Material Relationships with Selling Securityholders
Below is a description of material relationships in the past three years between us, our predecessors or affiliates and certain Selling Stockholders.
Nextdoor Holdings Related Party Transactions
Amended and Restated Registration Rights Agreement
In connection with the consummation of the Merger, Nextdoor Holdings, the Sponsor, and certain other holders of our common stock (collectively, the “Registration Rights Agreement Parties”) entered into the Registration Rights Agreement, which became effective upon the consummation of the Business Combination. In accordance with the Registration Rights Agreement, the Registration Rights Agreement Parties and their permitted transferees are entitled to, among other things, customary registration rights, including demand, piggy-back and shelf registration rights. The Registration Rights Agreement also provides that the Company will pay certain expenses relating to such registrations and indemnify the registration rights holders against (or make contributions in respect of) certain liabilities which may arise under the Securities Act.

Indemnification Agreements
In connection with the consummation of the Merger, the Company entered into indemnification agreements with its directors, executive officers, and other employees. Each indemnification agreement provides for indemnification and advancements by the Company of certain expenses and costs, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director, officer, employee, or agent of the Company or any of its subsidiaries or was serving at the Company’s request in an official capacity for another entity, to the fullest extent permitted by the laws of the state of Delaware.
PIPE Investment
Sarah Friar, our Chief Executive Officer, President and Chairperson of the Board agreed to subscribe for and purchase 500,000 shares of our Class A common stock at $10.00 per share in the PIPE Investment on the same terms and conditions as the other PIPE Investors, for aggregate proceeds of $5,000,000. In addition, KVSB agreed to subscribe for and purchase 750,000 shares of our Class A common stock at $10.00 per share in the PIPE Investment on the same terms and conditions as the other PIPE Investors for aggregate proceeds of $7,500,000.
KVSB Related Party Transactions
Founder Shares
On January 29, 2021, the Sponsor acquired 10,000,000 Founder Shares for an aggregate purchase price of $25,000, consisting of 5,000,000 shares of KVSB Class B common stock (“Class B Founder Shares”), and 5,000,000 shares of KVSB Class K common stock (“Class K Founder Shares”). Prior to the initial investment in KVSB of $25,000 by the sponsor, KVSB had no assets, tangible or intangible. The per share purchase price of the Founder Shares was determined by dividing the amount of cash contributed to KVSB by the aggregate number of Founder Shares issued. On March 10, 2021, the Sponsor entered into a security assignment agreement with three of KVSB’s independent directors and assigned 120,000 shares of the KVSB Class B common stock at an aggregate price of $300 to these directors.
KVSB Class B Founder Shares
In connection with the completion of the Business Combination, all KVSB Class B Founder Shares automatically converted into an aggregate of 7,347,249 shares of Class A common stock. Prior to the Business Combination, only holders of shares of KVSB Class B common stock were entitled to vote on the appointment of directors.
KVSB Class K Founder Shares
In connection with the completion of the Business Combination, all KVSB Class K Founder Shares converted into an aggregate of 3,061,354 shares of Class A common stock.
Promissory Note – Related Parties
On February 8, 2021, KVSB issued a promissory note (the “Promissory Note”) to the Sponsor and an affiliate of the Sponsor, pursuant to which KVSB could borrow up to an aggregate principal amount of $300,000. The Promissory Note was non-interest bearing and payable on the earlier of (i) December 31, 2021 and (ii) the completion of the IPO. The outstanding balance under the Promissory Note at September 30, 2021 was $5,300. The outstanding balance under the Promissory Note was repaid upon consummation of the Business Combination.
Related Party Transactions
In addition, in order to finance transaction costs in connection with the Business Combination, the Sponsor and certain of its affiliates, and certain of KVSB’s officers and directors, were able to loan KVSB funds as may have been required. No such loans were made.

Private Placement Shares
Concurrently with the closing of the IPO and the partial exercise of the underwriters’ over-allotment option, the Sponsor purchased 1,132,688 Private Placement Shares from KVSB at a price of $10.00 per share in private placements for an aggregate purchase price of $11,326,880.
Forward Purchase Agreement
KVSB entered into a forward purchase agreement pursuant to which the Sponsor agreed to purchase an aggregate of up to 1,000,000 forward-purchase shares for $10.00 per share, or an aggregate maximum amount of $10,000,000, in a private placement that would close simultaneously with the closing of the initial business combination. The proceeds from the sale of these forward-purchase shares, together with the amounts available to KVSB from the trust account (after giving effect to any redemptions of public shares) and the PIPE Investment, were intended to satisfy the cash requirements of the Business Combination, including funding the purchase price and paying expenses and retaining specified amounts to be used by the Company for working capital or other purposes, including the minimum cash closing condition (as defined in the Merger Agreement). No shares were purchased pursuant to the forward purchase agreement as the minimum cash closing condition was satisfied at the Closing.

DESCRIPTION OF CAPITAL STOCK
General
The following summary of certain provisions of our securities does not purport to be complete and is subject to our Certificate of Incorporation, our Bylaws and the provisions of applicable law. See “Where You Can Find More Information” and “Incorporation by Reference.”
Our authorized common stock consists of 2,500,000,000 shares of Class A common stock, $0.0001 par value per share, 500,000,000 shares of Class B common stock, $0.0001 par value per share, and 50,000,000 shares of undesignated preferred stock, $0.0001 par value per share.
As of November 15, 2022, there were outstanding:
•151,262,200 shares of Class A common stock;
•218,512,457 shares of Class B common stock; and
•no shares of preferred stock.
In addition, as of November 15, 2022, there were outstanding stock options to purchase 44,600,213 shares of Class B common stock and RSUs settleable for 1,418,459 shares of Class B common stock.
Class A Common Stock and Class B Common Stock
Dividend Rights
Subject to preferences that may apply to any shares of convertible preferred stock outstanding at the time, the holders of shares of our common stock are entitled to receive dividends out of funds legally available if our Board, in its discretion, determines to issue dividends and then only at the times and in the amounts that the Board may determine.
Voting Rights
Each holder of shares of Class A common stock is entitled to one vote for each share of Class A common stock held on all matters submitted to a vote of stockholders and holders of Class B common stock are entitled to 10 votes for each share of Class B common stock held on all matters submitted to a vote of stockholders. Immediately following the closing of the Business Combination, the holders of our outstanding Class B common stock held approximately 97.4% of the voting power of our outstanding common stock, with our directors, executive officers, and beneficial owners of 5% or greater of our outstanding common stock and their respective affiliates then holding approximately 56.2% of the voting power in the aggregate. Holders of shares of Class A common stock and Class B common stock vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless, otherwise required by Delaware law or the Certificate of Incorporation. Delaware law could require either holders of Class A common stock or Class B common stock to vote separately as a single class in the following circumstances:
•if the Company were to seek to amend the Certificate of Incorporation to increase or decrease the par value of a class of our common stock, then that class would be required to vote separately to approve the proposed amendment; and
•if the Company were to seek to amend the Certificate of Incorporation in a manner that alters or changes the powers, preferences, or special rights of a class of our common stock in a manner that affected its holders adversely, then that class would be required to vote separately to approve the proposed amendment.
The Company has not provided for cumulative voting for the election of directors in the Certificate of Incorporation. Accordingly, holders of a majority of the shares of our common stock are able to elect all of the Company’s directors.

No Preemptive or Similar Rights
Our common stock is not entitled to preemptive rights, and is not subject to redemption or sinking fund provisions.
Right to Receive Liquidation Distributions
Upon the Company’s liquidation, dissolution or winding-up, the assets legally available for distribution to the Company’s stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.
Conversion
Each share of our Class B common stock is convertible into one share of our Class A common stock automatically, without further action by the Company immediately prior to the close of business on the earlier of (i) ten (10) years from the date of the Closing and (ii) the date specified by an affirmative vote of the holders of Class B common stock representing not less than two-thirds (2/3) of the voting power of the outstanding shares of Class B common stock, voting separately as a single class.
Preferred Stock
Our Board is authorized, subject to limitations prescribed by Delaware law, to issue up to 50,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences, and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Our Board can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. The number of authorized shares of our preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting stock, without a separate vote of the holders of the preferred stock, irrespective of the provisions of Section 242(b)(2) of the DGCL, unless a separate vote of the holders of one or more series is required pursuant to the terms of any applicable certificate of designation. Our Board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in the Company’s control and might adversely affect the market price of our Class A common stock and the voting and other rights of the holders of our Class A common stock and Class B common stock. We do not currently plan to issue any shares of preferred stock.
Anti-Takeover Provisions
The provisions of the DGCL, our Certificate of Incorporation, and our Bylaws could have the effect of delaying, deferring or discouraging another person from acquiring control of the Company. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and encourage persons seeking to acquire control of the Company to first negotiate with our Board. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire the Company because negotiation of these proposals could result in an improvement of their terms.
Delaware Law
The Company is subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:
•before the stockholder became interested, our Board approved either the business combination or the transaction, which resulted in the stockholder becoming an interested stockholder;
•upon consummation of the transaction, which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans in some instances, but not the outstanding voting stock owned by the interested stockholder; or
•at or after the time the stockholder became interested, the business combination was approved by our Board and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock, which is not owned by the interested stockholder.
Section 203 defines a business combination to include:
•any merger or consolidation involving the corporation and the interested stockholder;
•any sale, transfer, lease, pledge, or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;
•subject to exceptions, any transaction that results in the issuance of transfer by the corporation of any stock of the corporation to the interested stockholder;
•subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and
•the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through the corporation.
In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.
Certificate of Incorporation and Bylaws Provisions
The Certificate of Incorporation and the Bylaws include a number of provisions that may have the effect of deterring hostile takeovers, or delaying or preventing changes in control of the Company’s management team or changes in our Board or the Company’s governance or policy, including the following:
•Dual Class Common Stock. As described above in the section entitled “— Class A Common Stock and Class B Common Stock — Voting Rights,” the Certificate of Incorporation provides for a dual class common stock structure pursuant to which holders of Class B common stock have the ability to control the outcome of matters requiring stockholder approval, even if they own significantly less than a majority of the shares of outstanding Class A common stock and Class B common stock, including the election of directors and significant corporate transactions, such as a merger or other sale of the Company or its assets. The Company’s investors, executives, and employees will have the ability to exercise significant influence over those matters.
•Board Vacancies. The Certificate of Incorporation and the Bylaws authorize generally only our Board to fill vacant directorships resulting from any cause or created by the expansion of the Board. In addition, the number of directors constituting our Board may be set only by resolution adopted by a majority vote of the entire Board. These provisions prevent a stockholder from increasing the size of the Board and gaining control of our Board by filling the resulting vacancies with its own nominees.
•Classified Board. The Certificate of Incorporation and the Bylaws provide that the Board is classified into three classes of directors. The existence of a classified board of directors could delay a successful tender offeror from obtaining majority control of the Board, and the prospect of that delay might deter a potential offeror.
•Directors Removed Only for Cause. The Certificate of Incorporation provides that stockholders may remove directors only for cause and only by the affirmative vote of the holders of at least two-thirds of the voting power of the then-outstanding common stock.
•Supermajority Requirements for Amendments of the Certificate of Incorporation and Bylaws. The Certificate of Incorporation further provide that the affirmative vote of holders of at least two-thirds (2/3) of the voting power of all of the then outstanding shares of capital stock will be required to amend certain provisions of the Certificate of Incorporation, including provisions relating to the classified board, the size of the Board, removal of directors, special meetings, actions by written consent and designation of our preferred stock, provided that if two-thirds of the Board has approved such amendment only the affirmative vote of a majority of the voting power of all of the then outstanding shares of capital stock shall be required to amend the Certificate of Incorporation. The affirmative vote of holders of at least two-thirds (2/3) of the voting power of all of the then outstanding shares of common stock will be required to amend or repeal the Bylaws, although the Bylaws may be amended by a simple majority vote of the Board. Additionally, in the case of any proposed adoption, amendment, or repeal of any provisions of the Bylaws that is approved by the Board and submitted to the stockholders for adoption, if two-thirds of the Board has approved such adoption, amendment, or repeal of any provisions of the Bylaws, then only the affirmative vote of a majority of the voting power of all of the then outstanding shares of common stock shall be required to adopt, amend, or repeal any provision of the Bylaws.
•Stockholder Action; Special Meetings of Stockholders. The Certificate of Incorporation provides that the Company’s stockholders may not take action by written consent, but may only take action at annual or special meetings of the Company’s stockholders. As a result, holders of Nextdoor Holdings common stock would not be able to amend the Bylaws or remove directors without holding a meeting of the Company’s stockholders called in accordance with the Bylaws. The Certificate of Incorporation and the Bylaws provide that special meetings of the Company’s stockholders may be called only by a majority of the Board, the chairman of the Board or the Company’s chief executive officer, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of the Company’s stockholders to force consideration of a proposal or for stockholders to take any action, including the removal of directors.
•Advance Notice Requirements for Stockholder Proposals and Director Nominations. The Bylaws provide advance notice procedures for stockholders seeking to bring business before the Company’s annual meeting of stockholders or to nominate candidates for election as directors at the Company’s annual meeting of stockholders. The Bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions may preclude the Company’s stockholders from bringing matters before the Company’s annual meeting of stockholders or from making nominations for directors at the Company annual meeting of stockholders. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.
•No Cumulative Voting. The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. The Certificate of Incorporation and Bylaws will not provide for cumulative voting.
•Issuance of Undesignated Preferred Stock. The Board has the authority, without further action by the stockholders, to issue up to 50,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by the Board. The existence of authorized but unissued shares of preferred stock enables the Board to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise.
•Choice of Forum. In addition, the Certificate of Incorporation provides that, to the fullest extent permitted by law, the Court of Chancery of the State of Delaware will be the exclusive forum for any derivative action or proceeding brought on the Company’s behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against the Company arising pursuant to the DGCL, the Certificate of Incorporation or the Bylaws; any action asserting a claim against the Company that is governed by the internal affairs doctrine; or any to interpret, apply, enforce, or determine the validity of the Certificate of Incorporation or Bylaws. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable. The Certificate of Incorporation will also provide that the federal district courts of the United States will, to the fullest extent permitted by law, be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, or the Federal Forum Provision. While there can be no assurance that federal or state courts will follow the holding of the Delaware Supreme Court which recently found that such provisions are facially valid under Delaware law or determine that the Federal Forum Provision should be enforced in a particular case, application of the Federal Forum Provision means that suits brought by the Company’s stockholders to enforce any duty or liability created by the Securities Act must be brought in federal court and cannot be brought in state court. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. In addition, the Federal Forum Provision applies, to the fullest extent permitted by law, to suits brought to enforce any duty or liability created by the Exchange Act. Accordingly, actions by the Company’s stockholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder must be brought in federal court. The Company’s stockholders will not be deemed to have waived the Company’s compliance with the federal securities laws and the regulations promulgated thereunder. Any person or entity purchasing or otherwise acquiring or holding any interest in any of the Company’s securities shall be deemed to have notice of and consented to the Company’s exclusive forum provisions, including the Federal Forum Provision. These provisions may limit a stockholder’s ability to bring a claim in a judicial forum of their choosing for disputes with the Company or the Company’s directors, officers, or other employees, which may discourage lawsuits against the Company and the Company’s directors, officers, and other employees.
Transfer Agent and Registrar
The transfer agent and registrar for our Class A common stock and Class B common stock is American Stock Transfer & Trust Company, LLC. The transfer agent’s address is 6201 15th Avenue Brooklyn, New York 11219.

SECURITIES ACT RESTRICTIONS ON RESALE OF OUR SECURITIES
Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned our restricted common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of the Company at the time of, or at any time during the three months preceding, a sale and (ii) the Company is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as the Company was required to file reports) preceding the sale.
Persons who have beneficially owned our restricted common stock for at least six months but who are affiliates of the Company at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
•1% of the total number of our Class A common stock then outstanding; or
•the average weekly reported trading volume of our Class A common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.
Sales by affiliates of the Company under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about the Company.

PLAN OF DISTRIBUTION
The Selling Stockholders, which as used herein includes donees, pledgees, transferees, distributees or other successors-in-interest selling shares of our Class A common stock or interests in our Class A common stock received after the date of this prospectus from the Selling Stockholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer, distribute or otherwise dispose of certain of their shares of Class A common stock or interests in our Class A common stock on any stock exchange, market or trading facility on which shares of our Class A common stock, as applicable, are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The Selling Stockholders may use any one or more of the following methods when disposing of their shares of Class A common stock or interests therein:
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•one or more underwritten offerings;
•block trades (which may involve crosses) in which the broker-dealer will attempt to sell the shares of Class A common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;
•an exchange distribution and/or secondary distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•distributions to their employees, partners, members or stockholders;
•short sales (including short sales “against the box”) effected after the date of the registration statement of which this prospectus is a part is declared effective by the SEC;
•through the writing or settlement of standardized or over-the-counter options or other hedging transactions, whether through an options exchange or otherwise;
•in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;
•by pledge to secure debts and other obligation;
•directly to purchasers, including our affiliates and stockholders, in a rights offering or otherwise;
•through agents;
•broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares of Class A common stock at a stipulated price per share or warrant; and
•through a combination of any of these methods or any other method permitted by applicable law.
The Selling Stockholders may effect the distribution of our Class A common stock from time to time in one or more transactions either:
•at a fixed price or prices, which may be changed from time to time;
•at market prices prevailing at the time of sale;
•at prices relating to the prevailing market prices; or

•at negotiated prices.
The Selling Stockholders may, from time to time, transfer, distribute (including distributions in kind by registered stockholders that are investment funds), pledge, assign or grant a security interest in some or all of the shares of our Class A common stock owned by them and, if a Selling Stockholder defaults in the performance of its secured obligations, the transferees, distributees, pledgees, assignees or secured parties may offer and sell such shares of Class A common stock, from time to time, under this prospectus, or under an amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of the Selling Stockholders to include the transferee, distributee, pledgee, assignee or other successors in interest as the Selling Stockholders under this prospectus. The Selling Stockholders also may transfer the shares in other circumstances, in which case the transferees, distributees, pledgees, assignees or other successors in interest will be the registered beneficial owners for purposes of this prospectus.
A Selling Stockholder that is an entity may elect to make an in-kind distribution of Class A common stock to its members, partners, or stockholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such transferees are not affiliates of ours, such transferees will receive freely tradable shares of Class A common stock pursuant to the distribution effected through this registration statement.
We and the Selling Stockholders may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the sale of our Class A common stock, including liabilities under the Securities Act. The Selling Stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their common stock. Upon our notification by a Selling Stockholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of Class A common stock through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:
•the name of the selling security holder;
•the number of shares of Class A common stock being offered;
•the terms of the offering;
•the names of the participating underwriters, broker-dealers or agents;
•any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers;
•the public offering price;
•the estimated net proceeds to us from the sale of the Class A common stock;
•any delayed delivery arrangements; and
•other material terms of the offering.
Agents, broker-dealers and underwriters or their affiliates may engage in transactions with, or perform services for, the Selling Stockholders (or their affiliates) in the ordinary course of business. The Selling Stockholders may also use underwriters or other third parties with whom such Selling Stockholders have a material relationship.
The Selling Stockholders (or their affiliates) will describe the nature of any such relationship in the applicable prospectus supplement.
There can be no assurances that the Selling Stockholders will sell, nor are the Selling Stockholders required to sell, any or all of the Class A common stock offered under this prospectus.

In connection with the sale of shares of our Class A common stock or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our Class A common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our Class A common stock short and deliver these securities to close out their short positions, or loan or pledge shares of our Class A common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares of our Class A common stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the Selling Stockholders from the sale of shares of our Class A common stock offered by them will be the purchase price of such shares of our Class A common stock less discounts or commissions, if any. The Selling Stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of share of our Class A common stock to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Stockholders.
The Selling Stockholders also may in the future resell a portion of our Class A common stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.
The Selling Stockholders and any underwriters, broker-dealers, or agents that participate in the sale of shares of our Class A common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions, or profit they earn on any resale of shares of our Class A common stock may be underwriting discounts and commissions under the Securities Act. If any Selling Stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, then the Selling Stockholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the Selling Stockholder, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.
To the extent required, our Class A common stock to be sold, the purchase price and public offering price, the names of any agent, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus. To facilitate the offering of shares of our Class A common stock offered by the Selling Stockholders, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of our Class A common stock. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares of Class A common stock than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our Class A common stock by bidding for or purchasing shares of Class A common stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares of Class A common stock sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our Class A common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time. These transactions may be effected on any exchange on which the securities are traded, in the over-the-counter market or otherwise.
Under the Registration Rights Agreement and the Subscription Agreements, we have agreed to indemnify the applicable Selling Stockholders party thereto against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the Selling Stockholders may be required to make with respect thereto. In addition, we and the Selling

Stockholders may agree to indemnify any underwriter, broker-dealer or agent against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.
Under the Registration Rights Agreement, we have agreed to maintain the effectiveness of the registration statement of which this prospectus forms a part pursuant to such agreement until (i) all such securities have been sold, transferred, disposed of or exchanged in accordance with the registration statement; (ii) such securities have been otherwise transferred, new certificates or book entry positions for such securities not bearing a legend restricting further transfer have been delivered by us and subsequent public distribution of such securities does not require registration under the Securities Act; (iii) such securities shall have ceased to be outstanding; (iv) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction; or (v) with respect to a Selling Stockholder that is party to the Registration Rights Agreement, when all such securities held by such Selling Stockholder could be sold without restriction on volume or manner of sale in any three-month period without registration under Rule 144. Under the Subscription Agreements, we have agreed to maintain the effectiveness of the registration statement of which this prospectus forms a part with respect to the PIPE shares until the earliest of (i) the second anniversary of the date upon which the registration statement of which this prospectus forms a part is declared effective; (ii) the date on which the PIPE Investor ceases to hold any PIPE Shares; or (iii) on the first date on which each PIPE Investor is able to sell all of its PIPE Shares under Rule 144 within 90 days without limitation as to the amount of such securities that may be sold and without the requirement for us to be in compliance with the current public information requirement under Rule 144. We have agreed to pay all expenses in connection with this offering, other than underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses. The Selling Stockholders will pay, on a pro rata basis, any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses relating to the offering. Selling Stockholders may use this prospectus in connection with resales of shares of our Class A common stock. This prospectus and any accompanying prospectus supplement will identify the Selling Stockholders, the terms of our Class A common stock and any material relationships between us and the Selling Stockholders. Selling Stockholders may be deemed to be underwriters under the Securities Act in connection with shares of our Class A common stock they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the Selling Stockholders will receive all the net proceeds from the resale of shares of our Class A common stock.

LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Fenwick & West LLP. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement. As of the date of this prospectus, individuals and entities associated with Fenwick & West LLP beneficially owned an aggregate of 325,126 shares of Class B common stock.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a post-effective amendment on Form S-3, including exhibits, to our registration statement on Form S-1 under the Securities Act with respect to the shares of Class A common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our company and our Class A common stock, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.
You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov.
We are subject to the information reporting requirements of the Exchange Act and we are required to file reports, proxy statements and other information with the SEC. These reports, proxy statements, and other information are available for inspection and copying at the SEC’s website referred to above. We also maintain a website at www.nextdoor.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus and any prospectus supplement the information we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. Any information referenced in this way is considered part of this prospectus. Any subsequent information filed with the SEC will automatically be deemed to update and supersede the information either contained, or incorporated by referenced, in this prospectus, and will be considered to be part of this prospectus from the date those documents are filed.
We incorporate by reference in this prospectus the documents listed below that have been previously filed with the SEC as well as any filings made by us with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act from the initial filing of the registration statement of which this prospectus forms a part until the termination or completion of the offering of the securities described in this prospectus; provided, however, we are not incorporating by reference any documents or portions of documents deemed to have been furnished rather than filed in accordance with SEC rules:
•Our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 15, 2022;
•Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, filed with the SEC on May 10, 2022, June 30, 2022, filed with the SEC on August 9, 2022, and September 30, 2022, filed with the SEC on November 8, 2022;
•our Current Reports on Form 8-K filed with the SEC on March 25, 2022, June 1, 2022, June 16, 2022, and December 1, 2022; and
•the description of our Class A common stock contained in our Registration Statement on Form 8-A, registering our Class A common stock under Section 12(b) under the Exchange Act, filed with the SEC on November 5, 2021, as updated by the description of our common stock set forth in Exhibit 4.2 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed on March 15, 2022, together with any amendment or report filed with the SEC for the purpose of updating such description.
Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus or any prospectus supplement.
You may request a copy of any or all of the documents incorporated by reference but not delivered with this prospectus, at no cost, by writing or telephoning us at the following address and number: 420 Taylor Street, San Francisco, California 94102, telephone (415) 344-0333. We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the estimated expenses to be borne by the Registrant in connection with the issuance and distribution of the shares of common stock being registered.

SEC registration fee	*
Accounting fees and expenses	50,000
Legal fees and expenses	50,000
Financial printing and miscellaneous expenses	—
Total	$100,000
__________________
*Previously paid.
Item 15. Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended.
Our Certificate of Incorporation provides for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and our Bylaws provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law.
In addition, we have entered into indemnification agreements with our directors, executive officers, and some employees containing provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements will require us, among other things, to indemnify our directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.
Item 16. Exhibits and Financial Statement Schedules.
The financial statements filed as part of this registration statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.

The following exhibits are filed herewith, or were previously filed and are hereby incorporated by reference.

	Description	Incorporation by Reference
Exhibit No.		Form	File No.	Exhibit No.	Filing Date
2.1†	Agreement and Plan of Merger, dated as of July 6, 2021, by and among the Khosla Ventures Acquisition Co. II, Lorelei Merger Sub Inc. and Nextdoor, Inc., as amended (included as Annex A to the registration statement on Form S-4)	S-4	333-258033	2.1	10/1/2021
4.1	Amended and Restated Certificate of Incorporation of Nextdoor Holdings, Inc.	8-K	001-40246	3.1	11/12/2021
4.2	Amended and Restated Bylaws of Nextdoor Holdings, Inc.	8-K	001-40246	3.1	12/01/2022
4.3	Specimen Class A Common Stock Certificate of Nextdoor Holdings, Inc.	S-4	333-249289	4.1	11/12/2021
4.5	Sponsor Support Agreement, dated as of July 6, 2021, by and among the Khosla Ventures Acquisition Co. II, Khosla Ventures SPAC Sponsor II LLC and the other parties thereto	S-4	333-258033	10.1	7/20/2021
4.6	Election, Waiver and Consent, dated as of October 1, 2021, by and among Khosla Ventures SPAC Sponsor II LLC, Nextdoor Inc., and the other parties thereto	S-1 POS AM	333-261252	10.2	3/15/2022
4.7	Stockholder Support Agreement, dated as of July 6, 2021, by and among the Khosla Ventures Acquisition Co. II, the Persons set forth on Schedule I thereto, and Nextdoor, Inc.	S-4	333-258033	10.2	7/20/2021
4.8	Form of Subscription Agreement	S-4	333-258033	10.3	7/20/2021
4.9	Amended and Restated Registration Rights Agreement, dated November 5, 2021, by and among Nextdoor Holdings, Inc. and the other parties thereto	8-K	001-40246	10.5	11/12/2021
5.1*	Opinion of Fenwick & West LLP
23.1*	Consent of Independent Registered Public Accounting Firm.
23.2*	Consent of Fenwick & West LLP (included in Exhibit 5.1 hereto).
24.1	Power of Attorney.	S-1 POS AM	333-261252	24.1	3/15/2022
__________________
*Filed herewith.
†Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601. The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.
Item 17. Undertakings.
(a)The undersigned Registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
(ii)to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that subparagraphs (i), (ii), and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned

Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b)The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 2 to Registration Statement on Form S-1 on Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in San Francisco, California, on the 1st day of December, 2022.

NEXTDOOR HOLDINGS, INC.

By:	/s/ Sarah Friar
Name:	Sarah Friar
Title:	Chief Executive Officer, President and Chairperson of the Board
Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to Registration Statement on Form S-1 on Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ Sarah Friar	Chief Executive Officer, President and Chairperson of the Board (Principal Executive Officer)	December 1, 2022
Sarah Friar

/s/ Michael Doyle	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	December 1, 2022
Michael Doyle

*	Director	December 1, 2022
John Hope Bryant

*	Director	December 1, 2022
J. William Gurley

*	Director	December 1, 2022
Leslie Kilgore

*	Director	December 1, 2022
Mary Meeker

*	Director	December 1, 2022
Jason Pressman

*	Director	December 1, 2022
David Sze

*	Director	December 1, 2022
Nirav Tolia

*	Director	December 1, 2022
Chris Varelas

*	Director	December 1, 2022
Andrea Wishom

By:	/s/ Michael Doyle
Michael Doyle
Attorney-in-Fact